 Exhibit 10.2

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

By and Between

M. D. GLOVER, INC.,
a Nevada corporation,
as Seller,

and

PRO-DEX, INC.,
a Colorado corporation,
as Buyer.

Dated for Reference Purposes As Of
January 3, 2006

Property Located At:

2950 Arrowhead Drive
City of Carson City
State of Nevada

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is dated for reference purposes only as of January 3, 2006, and is made to be effective as of the Effective Date (as hereafter defined), by and between M. D. GLOVER, INC., a Nevada corporation ("Seller"), and PRO-DEX, INC., a Colorado corporation ("Buyer").

R E C I T A L S :

A.        Seller is the owner of the Property (as hereafter defined), which consists of an industrial building together with related improvements, located at 2950 Arrowhead Drive, Carson City, Nevada, as more particularly described in Exhibit A.

B.        The Property currently is being used for the business operations of ASTROMEC, INC., a Nevada corporation ("Astromec"), whose business and substantial assets (the "Business") are intended to be  purchased by Buyer from Astromec pursuant to and in accordance with a separate purchase agreement entered into between Buyer and Astromec (the "Business Purchase Transaction").

C.        Buyer desires to purchase the Property from Seller in connection with the Business Purchase Transaction, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE I

EFFECTIVE DATE

This Agreement shall be effective on the day (the "Effective Date") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder (as hereafter defined).  Escrow Holder is hereby instructed to immediately notify each party to this Agreement of the Effective Date.

1.

ARTICLE II

DEFINITIONS

The following terms and references shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of the terms defined and to verbs of any tense):

(a)               "ALTA POLICY" means an American Land Title Association extended coverage owner's policy of title insurance.

(b)               "Balance" shall have the meaning set forth in Section 4.2(b).

(c)               "Bill of Sale" means a bill of sale as defined in Article III(c).

(d)               "Business Day" means any day other than a Saturday, Sunday or a Holiday.

(e)               "Closing" means the consummation of the transactions contemplated by this Agreement.

(f)                "Closing Date" means the date the Deed is recorded in the official records of Carson City, Nevada.

(g)               "CLTA Policy" means a standard coverage owner's policy of title insurance.

(h)               "Contracts" shall have the meaning set forth in Article III(d).

(i)                "Contract Assignment" shall have the meaning set forth in Article III(d).

(j)                "Deed" shall have the meaning set forth in Article III(a).

(k)               "Deposit" shall have the meaning set forth in Section 4.2(a).

(l)                 "Documents" means the transfer documents attached as Exhibits to this Agreement.

(m)               "Effective Date" shall have the meaning set forth in Article I.

2.

(n)               "Environmental Laws" shall mean any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any Hazardous Materials or to any activity involving Hazardous Materials, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.), the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) and all amendments thereto in effect as of the Closing Date.

(o)               "Escrow Holder" means the company where escrow shall be established, whose address for this transaction shall be:

First American Title Insurance Company
5310 Kietzke Lane, Suite 100
Reno, NV  89511

Attn:    Michelle Molnar
Telephone No.:          (775) 823-6200
Facsimile No.:           (775) 823-4261

(p)               "Escrow Period" means the period from and after the Effective Date through the Closing Date or any earlier termination of this Agreement.

(q)               "FF&E" means furniture, fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Seller and used in the operation of the Property, including, without limitation, (i) furnishings, furniture, and equipment, (ii) art work and other decorative items, (iii) built-in appliances, and (iv) office furniture and equipment.

(r)                 "General Intangibles" means the Offsite Rights, the Permits, the Repair Warranties, and other intangible personal property rights of whatever nature (other than the rights evidenced by the Contracts) owned by Seller and used in the operation and maintenance of the Property.

3.

(s)               "Hazardous Materials" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas).  "Hazardous Materials" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) motor oil, gasoline, petroleum or any petroleum by-product, (iii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iv) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq., (v) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.), or (vi) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws.

(t)                 "Holiday" means any day on which banking institutions in the State of Nevada, are authorized or obligated by law or executive order to close.

(u)                "Improvements" shall have the meaning set forth in Article III(b).

(v)                "Information" means all documents, reports, studies, and other information or materials (including, without limitation, the Records) delivered or disclosed to Buyer by Seller or its agents.

(w)               "Inspection Period" means the period from and after the Effective Date and ending at 5:00 p.m., Pacific Time, on the 23rd day of January, 2006.

(x)                "Land" shall have the meaning set forth in Article III(a).

(y)                "Loss Threshold" shall have the meaning set forth in Section 13.1(a)(i).

(z)                "Offsite Rights" means any lease, license, or other agreement (other than a recorded easement) providing for the use of another's real property in conjunction with the operation of the Property (as, by way of illustration and not limitation, use for vehicular parking and/or access).

(aa)              "Owner's Title Policy" means, at Buyer's election, an ALTA or  CLTA  Policy, in the amount of the Purchase Price.

(bb)             "Permit" means any permit, certificate, license, or other form of authorization or approval issued by a governmental agency or authority and legally required for the proper operation and use of the Property (including, without limitation, any certificates of occupancy with respect to the Improvements, elevator permits, conditional use permits, and zoning variances) to the extent held and assignable by Seller or otherwise transferable with the Property.

(cc)              "Permitted Exceptions" shall have the meaning set forth in Section 6.1.

(dd)              "Personal Property" shall have the meaning set forth in Article III(c).

(ee)              "Plans and Specifications" shall have the meaning set forth in Section 7.2(a).

(ff)                "Property" shall have the meaning set forth in Article III.

(gg)               "Prorations" shall have the meaning set forth in Section 9.7(a).

4.

(hh)             "PTR" means a current preliminary title report concerning the Real Property issued by the Title Company.

(ii)               "Purchase Price" shall have the meaning set forth in Section 4.1.

(jj)               "Real Property" shall have the meaning set forth in Article III(a).

(kk)            "Records" means all books, records, correspondence, and other files that have been received or generated and maintained in the course of operating the Property that are in Seller's possession or control.

(ll)               "Repair Warranties" means any written guaranties, warranties, or other obligations of any contractor, manufacturer, or vendor for the repair or maintenance of any of the Improvements or FF&E, to the extent assignable by Seller.

(mm)          "Service Contract" means any contract or other arrangement, written or oral, for the continuing provision of services relating to the improvement, maintenance, repair, protection, or operation of the Property.

(nn)             "Title Company" means First American Title Insurance Company.

ARTICLE III

PROPERTY SUBJECT TO AGREEMENT

Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title, and interest in the following (collectively, the "Property"):

(a)       Land - that certain land described in Exhibit A, and all appurtenant rights, privileges, and easements thereto owned by Seller (collectively, the "Land").  The Land and the Improvements (collectively, the "Real Property") shall be conveyed from Seller to Buyer pursuant to a Grant, Bargain and Sale Deed (the "Deed") substantially in the form of Exhibit B.

(b)        Improvements - all buildings, structures, fixtures, and other improvements located on the Land (collectively, the "Improvements").

(c)        Personal Property - all personal property, if any, owned by Seller and used by Seller in the operation, maintenance, and management of the Real Property as of the Closing Date, including, without limitation, the FF&E, the Records, and the General Intangibles (collectively, the "Personal Property").  The Personal Property shall be conveyed from Seller to Buyer pursuant to a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit C.

5.

(d)       Contracts - all contracts and agreements in effect on the Closing Date, if any, including, without limitation, the Service Contracts (collectively, the "Contracts").  Seller's interest in the Contracts shall be conveyed to Buyer pursuant to an Assignment and Assumption of Contracts, Permits and Other Rights (the "Contract Assignment") substantially in the form of Exhibit D.

ARTICLE IV

PURCHASE PRICE, PAYMENT OF
PURCHASE PRICE AND LIQUIDATED DAMAGES

4.1       Purchase Price.  Subject to the terms and conditions of this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance  of the Property from Seller to Buyer, the sum of Two Million Two Hundred Thousand and No/100ths Dollars ($2,200,000.00) (the "Purchase Price").

4.2       Deposit.

(a)       Upon the full execution of this Agreement by Buyer and Seller, Buyer shall tender to Escrow Holder an earnest money deposit in the amount of Ten Thousand and No/100ths Dollars ($10,000.00) (the "Deposit").  The Deposit shall be tendered by certified check or cashier's check made payable to Escrow Holder or by wire transfer of current federal funds received and credited to the account of Escrow Holder.

                        (b)       Upon the satisfaction, or waiver of Buyer of all of Buyer's conditions precedent to closing as set forth in Article VII, the Deposit shall become non-refundable to Buyer, except upon a failure of Seller to consummate the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, or the failure, unless waived in writing by Buyer, of any other condition provided for in this Agreement for the benefit of Buyer, or the termination of this Agreement by Buyer in accordance with the terms and provisions of Article XIII.

4.3       Payment of Purchase Price.  The Purchase Price shall be paid by Buyer as follows:

(a)       The Purchase Price less the amount of the Deposit, subject to adjustments as provided in Sections 9.7 and 9.8 hereof (the "Balance"), shall be placed into Escrow by wire transfer of cash or other immediately available funds or in other good funds acceptable to the Title Company by 4:00 p.m., Pacific time, on the last Business Day prior to the Closing Date.

4.4       Investment of Deposit.  Escrow Holder shall place the Deposit  in an interest-bearing account with a bank or savings association, the deposits of which are federally insured (up to the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00)), as directed in writing by Buyer, with notice to Seller.  All references in this Agreement to the Deposit shall include the interest thereon.

6.

4.5       Deposit As Liquidated Damages.  IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER, WITHOUT ANY FURTHER INSTRUCTION FROM EITHER SELLER OR BUYER, SHALL PAY TO SELLER THE DEPOSIT AND SELLER SHALL RETAIN THE DEPOSIT AND ALL INTEREST EARNED THEREON AS LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.  THE PARTIES FURTHER ACKNOWLEDGE THAT SELLER'S RETENTION OF THE DEPOSIT AND ALL INTEREST EARNED THEREON HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER, OTHER THAN THE ADDITIONAL AND SEPARATE OBLIGATIONS OF BUYER UNDER SECTIONS 5.3, 5.5, 15.2(b), AND 15.10 HEREOF, WHICH OBLIGATIONS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.  IN ADDITION, BUYER SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES IN THE EVENT OF A DEFAULT BY BUYER.

"Seller"                                                                       "Buyer"

M. D. GLOVER, INC.,                                            PRO-DEX, INC.,
a Nevada corporation                                               a Colorado corporation

By:     /s/ M. D. GLOVER                                        By:     /s/ PATRICK JOHNSON
            M. D. GLOVER                                                       PATRICK JOHNSON
Its:      President                                                        Its:      President

ARTICLE V

INSPECTION

5.1       Due Diligence Review.  Buyer, at its sole cost and expense, shall have the right to a Due Diligence Review in accordance with the following terms and conditions.  A "Due Diligence Review" means (a) an inspection, examination and evaluation of the Information, and (b) the conduct of physical tests, inspections and other investigations on the Property and all portions thereof leased by tenants ("Inspection Studies"), all in order that Buyer may determine, in its sole and absolute judgment and discretion, whether the Property is acceptable to Buyer.

7.

5.2       Right to Terminate.  Notwithstanding anything to the contrary in this Agreement, Buyer may terminate this Agreement by giving notice of termination to Seller on or before the termination of the Inspection Period.  If Buyer duly exercises that right, then Escrow Agent is hereby instructed to return the Deposit to Buyer without further instruction from either Buyer or Seller.  If Buyer does not give the notice of termination, this Agreement shall continue in full force and effect, subject, however, to Buyer's other termination rights hereunder.  Seller acknowledges that Buyer may, but is not obligated to, expend time, money, and other resources in connection with the Due Diligence Review of the Property, and that, notwithstanding the fact that this Agreement may terminate pursuant to this Section 5.2 and other applicable provisions of this Agreement, such time, money, and other resources that may be expended constitute adequate consideration for Seller's execution of and entry into this Agreement.

5.3       Access and Inquiries.

(a)       Buyer and its representatives, agents and contractors, upon the giving of not less than one (1) Business Day's prior notice in each instance, shall have reasonable access to the Property for the purpose of causing a survey of the Land and Improvements to be performed by a licensed surveyor, and conducting architectural, engineering, geotechnical, and environmental inspections and tests (including intrusive inspection and sampling), feasibility studies, and any other inspections, studies, or tests reasonably required by Buyer; provided, however, that Buyer shall not undertake any intrusive inspection or sampling without first obtaining the written consent of Seller, which consent shall not be withheld unreasonably.  Buyer shall keep the Property free and clear of any liens as a result of any entry on the Property pursuant to this Section 5.3(a).

(b)       During the pendency of this Agreement, Seller shall make available to Buyer, and Buyer and its representatives, agents and contractors shall have a continuing right of reasonable access to and the right to examine and make copies of, all books and records; construction plans; correspondence; documents; contracts; agreements; and other materials relating to the Property in Seller's possession or control, including, without limitation, the right to conduct a "walk-through" of the Property prior to the Closing.

(c)       In the course of its Due Diligence Review, Buyer may make inquiries to third parties including, without limitation, Tenants, lenders, contractors, property managers, parties to the Information and Contracts, and municipal, local, and other government officials and representatives, and Seller consents to such inquiries.

5.4       New Agreements.  During the period from the Effective Date until the Closing Date, and as a condition to Buyer's obligations to purchase the Property, Seller shall not, without the prior written consent of Buyer in each instance (such consent not to be unreasonably withheld), enter into any commitment, contract, option or other agreement of any kind with respect to the repair, maintenance or operation of the Property, unless such contracts, etc. have terms that expire prior to Closing.

8.

5.5       Conduct of Inspections.

(a)       Any entry by Buyer onto the Property shall be subject to, and conducted in accordance with, all applicable laws, statutes, rules and regulations and in a manner so as to avoid any material interference with the operations and occupancy of the Property.  Buyer shall promptly restore the Property to its previous condition before any such inspections, studies, or tests were performed.

(b)       Buyer or its agents may undertake borings or other disturbances of the soil with Seller's prior written approval, provided that the soil borings and other disturbances shall be sealed and closed using materials and techniques that conform with all applicable laws, statutes, rules and regulations and industry and governmental standards, and the soil shall be recompacted to the condition immediately before any such borings were undertaken.

(c)        Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer hereby agrees to indemnify, defend and hold harmless Seller and its partners and its and their partners, shareholders, directors, officers, employees, and agents from and against any claims, losses or damages (including attorneys' fees and costs) arising directly from or in connection with the due diligence and inspection activities conducted on the Property by Buyer and or its agents, including, without limitation, any damages to the Property arising from or relating to any inspections, studies or tests performed by Buyer or its agents.   Notwithstanding the foregoing, Buyer shall have no liability of any kind for conditions discovered (but not caused by) Buyer's inspections, studies or tests.  The foregoing indemnification obligation of Buyer shall survive any termination of this Agreement or the delivery of the Deed and the transfer of title to the Property.  If this Agreement is terminated, Buyer shall deliver to Seller, at no cost to Seller, the results and copies of any and all surveys, reports, tests or studies made by or for Buyer with respect to the Property.

ARTICLE VI

TITLE TO PROPERTY

6.1       Title.  At the Closing, Seller shall convey to Buyer title to the Real Property by execution and delivery of the Deed.  The Owner's Title Policy shall show title as subject to no exceptions other than the following (collectively, the "Permitted Exceptions"):

(a)       The lien for real estate taxes and assessments not yet delinquent; and

(b)       Such other exceptions as may be approved or deemed approved by Buyer pursuant to Section 7.1 hereof.

9.

6.2       Title Insurance.  Buyer's obligation to purchase the Property shall be subject to the irrevocable commitment of the Title Company to issue the Owner's Title Policy upon payment of its normal premium on the Closing Date.  In addition, and provided Buyer satisfies any requirements of the Title Company therefor prior to the Closing Date, the Owner's Title Policy shall be issued together with such endorsements thereto as Buyer may request; provided, however, that if any such endorsements are required to change an exception to title to which Buyer has objected, and which Seller has agreed to cure, into a Permitted Exception, then the cost of such endorsement shall be paid by Seller.

6.3       Personal Property and Contracts.  At the Closing, Seller shall transfer to Buyer title to the Personal Property and Seller's interest in the Contracts by execution and delivery of the Bill of Sale and the Contract Assignment.  Buyer shall assume the performance of all of Seller's obligations under the Contracts arising after the Closing Date, but only as to those Contracts listed on Schedule I to the Contract Assignment.

ARTICLE VII

BUYER'S ADDITIONAL CONDITIONS PRECEDENT TO CLOSING

Buyer's obligation to purchase the Property shall be conditioned upon the fulfillment of each of the following conditions precedent:

7.1       Approval of Title.

(a)       Buyer shall have reviewed and approved, within the time period and in the manner provided below, the PTR, including copies of all documents referred to in the PTR (other than encumbrances to be discharged by Seller on or before Closing).

(b)       Seller shall request the Title Company to cause the PTR and legible copies of all supporting materials, including copies of all exception documents referred to in the PTR to be delivered to Buyer by 5:00 p.m., Pacific time, on or before the fifth (5th) Business Day after the Effective Date (the "Title Delivery Date").  On or before the fifth (5th) Business Day from and after delivery to Buyer of the PTR and all supporting materials, Buyer shall notify Seller and Escrow Holder in writing which exceptions to title shown in the PTR, if any, will not be accepted by Buyer (collectively, the "Disapproved Title Matters"); all other matters and exceptions to title shown in the PTR shall be deemed approved by Buyer.  If Buyer fails to notify Seller and Escrow Holder within the required time period of any Disapproved Title Matters, Buyer shall be deemed to have approved the condition to the Real Property as to such title matters.  If Buyer notifies Seller of any Disapproved Title Matters, Seller shall have until 5:00 p.m., Pacific time, on the fifth (5th) day after Seller's receipt of such notice to notify Buyer and Escrow Holder in writing that:

(i)         Seller shall use its reasonable efforts to either (A) cause any Disapproved Title Matters to be removed by the Closing, or (B) obtain, at Seller's expense, an endorsement or other curative effect acceptable to Buyer in Buyer's sole and absolute discretion (in which case, Seller may extend the Closing Date for such period as shall be required to effect such cure, but not beyond ten (10) calendar days); or

10.

(ii)        Seller elects not to cause any such Disapproved Title Matters to be removed.

(c)        If Seller gives Buyer and Escrow Holder notice under subsection (b)(ii) above, or if Seller gives notice under subsection (b)(ii) above, but later provides notice to Buyer that Seller has been unable to cure or remove the applicable Disapproved Title Matter, then Buyer shall have until 5:00 p.m., Pacific time, on the fifth (5th) Business Day after Buyer's receipt of either such notice to notify Seller and Escrow Holder that (i) Buyer revokes its disapproval of such exceptions(s) and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exception(s), or (ii) Buyer will terminate this Agreement.  The foregoing procedure shall also be applicable to any new matters which are disclosed in any updates, supplements or amendment to the PTR.

7.2       Approval of Other Matters.

(a)       By 5:00 p.m., Pacific time, on or before the 5th Business Day after the Effective Date, Seller will deliver to Buyer, or allow Buyer reasonable access to, at the Property, at Seller's place of business, or at such other location as Seller may reasonably indicate, during reasonable times agreed upon in advance by Buyer and Seller, copies of the following, expressly subject to such items being in the possession of or reasonably available to Seller or its manager for the Property:

(i)               copies of all Contracts;

(ii)              a schedule of all Personal Property;

(iii)             copies of the most recent property tax bills for the Property;

(iv)             plans and specifications (as-builts, if available) for construction of the Improvements (the "Plans and Specifications");

(v)              copies of certificate(s) of occupancy, and any governmental licenses and permits regarding the Property;

(vi)             copies of environmental reports, studies and assessments within Seller's possession or control covering the Property;

(vii)            copies of all soil reports and analyses within Seller's possession or control pertaining to the soils, seismological, geological and drainable conditions of the Property;

(viii)           copies of construction and equipment warranties within Seller's possession; and

(ix)             all other material, non-proprietary materials, reports and information relevant to the Property.

11.

(b)       On or before the expiration of the Inspection Period, Buyer shall notify Seller and Escrow Holder in writing if Buyer objects to any of the matters referred to in subsection (a)  above or to Buyer's own inspection of the Property described in Section 5.1 hereof.  If Buyer so notifies Escrow Holder of any objection(s), Seller shall have ten (10) calendar days, at Seller's option, to attempt to cure Buyer's objection(s); upon the expiration of such ten (10) day period, Buyer may elect to either rescind its objection(s) or terminate this Agreement.

7.3       Compliance by Seller.  Seller shall have complied with each and every covenant, undertaking and agreement to be kept or performed by Seller as provided in this Agreement; and each representation and warranty made in this Agreement by Seller shall remain true and accurate in all material respects both at the time made and on the Closing Date.

7.4       No Material Adverse Change in Physical Condition.  As of the Closing Date, there shall have been no material adverse change in the physical condition of the Property or any material portion thereof, excepting any event(s) of destruction, damage, or condemnation described in Section 13.1 or 13.2.

7.5       No Insolvency.  Neither Seller nor any of its affiliates (i) shall be in receivership or dissolution, (ii) shall have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) shall be been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition shall have been filed against Buyer or any of its general partner(s), if any.

7.6       Closing of Business Purchase Transaction.  The Business Purchase Transaction shall have been completed and closed.

7.7       Waiver.  At any time or times on or before the Closing, at Buyer's election, Buyer may waive any of the foregoing conditions by written notice to Seller.  Other than Buyer's closing the transaction contemplated by this Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing specific as to the conditions or matters so waived.  No such waiver shall be inferred or implied by any act or conduct of Buyer or reduce the rights or remedies of Buyer arising from any breach of any undertaking, agreement, covenant, warranty, or representation of Seller under this Agreement.

12.

7.8       Termination.  If any of the foregoing conditions are neither fulfilled, nor waived as provided above, Buyer, at its election by written notice to Seller, may terminate this Agreement and be released from all obligations under this Agreement (other than those described in this Section 7.8 and Sections 5.3, 5.5, 15.2(b) and 15.10 hereof).  In the event of such termination by Buyer, the Deposit and all interest accrued thereon shall be returned immediately to Buyer, all documents deposited in Escrow by Buyer or Seller shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and, except as otherwise set forth in this Article VII, each party hereto shall bear its own costs incurred herewith.

ARTICLE VIII

SELLER'S CONDITIONS PRECEDENT TO CLOSING

Seller's obligation to sell the Property shall be conditioned upon the fulfillment of each of the following conditions precedent:

8.1       Compliance By Buyer.  Buyer shall have complied with each and every covenant, undertaking and agreement to be kept or performed by Buyer as provided in this Agreement; and each representation and warranty made in this Agreement by Buyer shall remain true and accurate in all material respects both at the time made and on the Closing Date.

            8.2       Closing of Business Purchase Transaction.  The Business Purchase Transaction shall have been completed and closed.

8.3       Termination.  If the foregoing conditions are not fulfilled, then Seller shall have the option to terminate this Agreement by delivering to Buyer and Escrow Holder written notice of such termination; provided, however, that Seller may not terminate this Agreement under this Section 8.3 unless Buyer fails to cause any non-fulfilled condition(s) to be satisfied within three (3) days after written notice thereof from Seller.  If the failure, if any, of the condition set forth in Section 8.1 is the result of a breach by Buyer of its obligations hereunder, then if Seller elects to terminate this Agreement because of such breach, Escrow Holder, upon written instruction Seller (with concurrent copy thereof to Buyer), shall pay to Seller the Deposit.  Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in this Section 8.3 and Sections 5.3, 5.5, 15.2(b) and 15.10 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms survive the termination of this Agreement.  In the event of such termination by Seller, all documents deposited in Escrow by Buyer or Seller shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller and each party hereto shall bear its own costs incurred herewith.

ARTICLE IX

ESCROW AND CLOSING

9.1       Deposit With Escrow Holder and Escrow Instructions.  Escrow herein (the "Escrow") shall be established with Escrow Holder, at the address listed in Article II(o) above.  Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder.  This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereby.

13.

9.2       Closing.  The Closing shall occur on the same day as the "closing" occurs for the Business Purchase Transaction (the "Business Purchase Closing Date"); provided, however, that if any of Buyer's conditions precedent to Closing set forth in Article VII has neither been satisfied nor waived by Buyer by the Business Purchase Closing Date, then the Property shall be leased to Buyer for a period of no more than ninety (90) days at a rental rate of Ten Thousand and No/100ths Dollars ($10,000.00) per month (triple net) with such other terms and conditions as are usual and customary and as shall be negotiated between the parties in good faith; and provided, further, that if at the end of such ninety (90) day period the parties are still unable to consummate the Closing, then the Property shall be leased to Buyer for a period not to exceed an additional one hundred eighty (180) days at a rental rate of Twenty Thousand and No/100ths Dollars ($20,000.00)  per month (triple net) with such other terms and conditions as are usual and customary and as shall be negotiated between the parties in good faith.  Upon the expiration of such one hundred eighty (180) day term, (i) if the parties are unable to consummate the Closing, then either party may proceed to terminate this Agreement as provided in Section 7.8 or 8.3, as applicable, and (ii) any holdover by Buyer with the written consent of Seller shall be on a month to month tenancy basis unless otherwise agreed in writing between the parties; and any holdover without the written consent of Seller shall establish a tenancy at sufferance with Borrower.

9.3       Deliveries By Seller.  At least one (1) business day prior to the Closing Date, Seller shall deliver or cause to be delivered to Escrow Holder the following:

(a)        the Deed, duly executed and acknowledged by Seller and in recordable form;

(b)        Seller's Non-Foreign Affidavit, in the form of Exhibit E attached hereto, duly executed and acknowledged by Seller; and

(c)        any other cash, documents, or instruments called for hereunder to be paid, executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder; and

(d)        such articles, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership, limited liability company or trust documents or agreements or other reasonable proof of authority relating to Seller as Buyer or Escrow Holder shall reasonably require in connection with this transaction.

9.4       Deliveries By Buyer.  At least one (1) business day prior to the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder the following:

(a)       immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow; and

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(b)       any other cash, documents or instruments called for hereunder to be paid, executed or delivered by Buyer or that are required for the Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

9.5       Additional Deliveries By Buyer and Seller.  At least one (1) business day prior to the Closing Date, Seller also shall deliver or cause to be delivered to Escrow Holder, and Buyer also shall deliver or cause to be delivered to Escrow Holder, the following documents:

(a)               two (2) originals of the Bill of Sale, duly executed and acknowledged by Seller and Buyer;

(b)               two (2) originals of the Contract Assignment, duly executed and acknowledged by Seller and Buyer;

(c)               a Declaration of Value to be completed and executed by Escrow Holder and filed with the office of the County Recorder of the County of Carson City, Nevada; and

(d)               a closing statement prepared by Escrow Holder and approved by Buyer and approved by Seller.

9.6       Other Instruments.  Seller and Buyer each shall deposit any other documents or instruments that may be reasonably required by the other party and/or Escrow Holder, or that are otherwise required to close the Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

9.7       Prorations and Apportionments.

(a)       All expenses of the Property shall be prorated and apportioned as of 12:01 a.m., Pacific time, on the Closing Date (the "Prorations").  Taxes shall be prorated as of the Closing Date, based on a 365-day year.  Seller shall be charged and credited for such Prorations up to the Closing Date and Buyer shall be charged and credited (or, at Seller's option, paid by check for unused security or other deposits) for all of the same on and after the Closing Date.  Prior to the Closing, Buyer and Seller shall review and approve the Prorations.  If the actual amounts to be prorated are not then known, or if any additional expenses are incurred after the date the Prorations are made, the Prorations shall be made on the basis of the best evidence then available.  When actual figures are later received, a cash settlement will be made between Seller and Buyer.  All utility bills shall be prorated when the last bill incurred by Seller is received.

(b)       The provisions of this Section shall survive the Closing.

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9.8       Costs and Expenses.  Seller shall pay for the CLTA standard coverage portion of the premium for the Owner's Title Policy in the amount of the Purchase Price.  Seller shall also pay all recording charges for the Deed, and the cost, if any, to record any corrective instruments. If Buyer elects that the Owner's policy be an ALTA Policy, then Buyer shall pay the incremental cost of the extended coverage portion of the Owner's Policy. If Buyer elects to obtain endorsements for the Owner's Title Policy, in addition to those necessary to cure title objections as provided for in Section 6.2, Buyer shall pay all the premiums for such additional endorsements.  Costs and charges of the Escrow and real property transfer tax shall be borne equally by Seller and Buyer.  All other taxes, costs, and charges for the sale of the Property shall be paid by Seller and/or Buyer, as the case may be, in accordance with the usual customs and practices in the City of Carson City, County of Carson City, State of Nevada.

9.9       Insurance; Utilities.  Buyer acknowledges that Seller will cause its policies of casualty and liability insurance to be terminated with respect to the Property as of the Closing Date.  Buyer shall be responsible for obtaining its own insurance as of  the Closing Date and thereafter.  Any deposits for utilities made by Seller shall be refunded to Seller and Buyer shall arrange for any required replacements therefor and Buyer shall be responsible for obtaining its own utilities as of the Closing Date and thereafter.

9.10    Close of Escrow.  Provided that (i) Escrow Holder has received the documents and funds described in Sections 9.3, 9.4, and 9.5 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived; (iii) Buyer has not elected to terminate its rights and obligations hereunder pursuant to Article VII or XIII; and (iv) the Title Company has issued or is unconditionally prepared and committed to issue the Owner's Title Policy to Buyer, Escrow Holder is authorized and instructed on the Closing Date to:

(a)        cause the Deed to be recorded in the Official Records of the County of Carson City, State of Nevada;

(b)       deliver the cash portion of the Purchase Price to Seller, less Seller's share of closing costs and Prorations (except to the extend paid to Buyer by check in accordance with Section 9.7 hereof), in the manner specified by Seller in separate instructions to Escrow Holder;

(c)        deliver to Buyer an original of each of the Bill of Sale and the Contract Assignment, and one (1) as-recorded conformed copy of the Deed; and deliver to Seller an original of each of the Bill and Sale and the Contract Assignment, and one (1) as-recorded conformed copy of the Deed; and

(d)        deliver Seller's Non-Foreign Affidavit to Buyer.

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9.11    Notification; Closing Statements.  If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording of any of the Documents.  If Escrow Holder is unable to cause the recording, Escrow Holder shall notify the parties without delay.  Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in Section 15.1 hereof, a true, correct and complete copy of the Seller's and Buyer's Closing Statements, in forms customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

9.12    Default and Remedies.

(a)       If prior to or at Closing, Seller shall have failed to perform in any material respects any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any warranty or representation made by Seller herein is not true and correct in all material respects, Buyer may, after providing Seller with written notice thereof and the same remaining uncured for at least five (5) days thereafter, seek either specific performance of this Agreement or, may bring suit for damages against Seller but not both.  Any such suit for specific performance or damages must be filed within the earlier of (i) ninety (90) days from and after the date Buyer has actual knowledge of any material misrepresentation or failure of warranty and (ii) one (1) year following Seller's breach or shall be deemed waived for all purposes.  Any breach or default by Seller after Closing shall be subject to the same notice and cure provisions.

(b)       If prior to or at Closing, Buyer shall have failed to perform in any material respect any of the covenants and/or agreements contained herein which are to be performed by Buyer or if any warranty or representation made by Buyer herein is not true and correct in all material respects, then Seller shall be entitled, after providing Buyer with written notice thereof and the same remaining uncured for at least five (5) days thereafter, to exercise the remedies set forth in Section 4.5, which shall be Seller's sole and exclusive remedies in such event.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1    Buyer's Representations and Warranties.  Buyer represents and warrants to Seller as follows:

(a)       Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full right, power, and authority to take title to the Property, and to enter into and otherwise perform and comply with the terms of this Agreement;

(b)       This Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer;

(c)       This Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the Closing will be, legal, valid and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject; and

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(d)       Buyer shall hold as confidential all information concerning Seller or the transaction contemplated hereby disclosed to Buyer in connection with said transaction; and Buyer shall not, prior to Closing, release any such information to third parties without Seller's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law.

10.2    Seller's Representations and Warranties.  Seller represents and warrants to Buyer as follows:

(a)               Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full right, power, and authority to convey to Buyer all of Seller's right, title and interest in and to the Property, and to enter into and otherwise perform and comply with the terms of this Agreement;

(b)               This Agreement and all documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller; and

(c)               This Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing are, or at the time of Closing will be, legal, valid and binding obligations of Seller, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

(d)               To the best of Seller's knowledge, Seller has good and marketable title to the Property and at Closing such title shall be subject only to the Permitted Exceptions.

(e)                To the best of Seller's knowledge, other than the Property, there are no items, tangible or intangible, real or personal, owned by the Seller or any affiliate of Seller as of now or at any time heretofore and used in conjunction with the Property or any portion thereof.

(f)                 To the best of Seller's knowledge, all of the Property, and the existing uses of the Property, are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities having jurisdiction thereof, including, without limitation thereto, those pertaining to zoning, land use, subdivision, building, safety, fire and health.

(g)                To the best of Seller's knowledge, there is no action, suit, proceeding or investigation pending, nor to Seller's knowledge threatened, before any agency, court, or other governmental authority which relates to the Seller or the ownership, maintenance, or operation of the Property.

(h)                 There is no condemnation or eminent domain proceeding affecting the Property or any portion thereof currently pending nor, to Seller's knowledge, is any such proceeding threatened.

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(i)                 Seller has received no notice of any default or breach by the Seller under any covenants, conditions, restrictions, rights-of-way, or easements which may effect the Seller in respect to the Property or may effect the Property or any portion thereof, and no such default or breach now exists.

(j)                 To the best of Seller's knowledge, except as disclosed in the PTR, no special or general assessments have been levied, or to Seller's knowledge are any such assessments threatened against all or any part of the Property.

(k)                To the best of Seller's knowledge, there has been no default or any claim of default, and no event has occurred which with notice or lapse of time or both would constitute a default, under any Lease, and to Seller's knowledge no Tenant has asserted or has any defense, set off, or claim with regard to his tenancy pursuant to the lease, any law or otherwise.

(l)                 To the best of Seller's knowledge, all utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by Seller and its licensees and invitees.  All public utilities required for the operation of the Property either enter the Property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer at Closing and thereafter.

(m)               To the best of Seller's knowledge, the heating, ventilation, air conditioning, mechanical, electrical and other systems and equipment forming a part of or used in connection with the Property are operative and in good working condition and in compliance with all applicable laws, ordinances, regulations and requirements.

(n)                Seller is not a foreign person as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

(o)                To the best of Seller's knowledge, no asbestos, PCBs or urea formaldehyde were used in the construction of the improvements on the Property.

(p)                To the best of Seller's knowledge, the Property complies with all applicable requirements of the Equal Opportunity for Individuals Act (ADA), 42 U.S.C. 12101 and the regulations promulgated and set forth at 28 CFR 36.401 et seq.

(q)                To the best of Seller's knowledge, mechanical and structural plans and specifications, soils reports, certificates of occupancy, if delivered by Seller to Buyer, are and at the time of Closing will be in full force and effect and all such documents relating to or affecting the Property have been, made available to or delivered to Buyer pursuant to this Agreement.

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(r)                 To the best of Seller's knowledge, the copies of the Contracts and all Information previously delivered to Buyer are true and correct copies of all such Contracts and Information and are in full force and effect.  There are no unpaid amounts due and owing by Seller under any such Contract, except for amounts for which Buyer is to receive full credit through proration at Closing.  There are no other service or maintenance contracts relating to the Property.

(s)                 Seller is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Property.

(t)                 To the best of Seller's knowledge, Seller has obtained all licenses, permits, approvals, easements and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property by the tenants thereof, their invitees and customers.  Seller has materially complied with all such licenses and permits and has not received any notice that any such licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any such renewal.

(u)                 Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would prevent Buyer from using and operating the Property after Closing in the manner in which the Property has been used and operated prior to the date hereof.

(v)                Seller shall hold as confidential all information concerning Buyer or the transaction contemplated hereby disclosed to Seller in connection with said transaction; and Seller shall not, prior to Closing, release any such information to third parties without Buyer's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law.

(w)               OFAC.  Neither Seller nor any of its Affiliates is (i) a Prohibited Person (defined below) and (ii) is in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.  The term "Prohibited Person" shall mean any person or entity:

(i)                 listed in the Annex to, or otherwise subject to the provisions of the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

(ii)                that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to or is otherwise subject to the provisions of the Executive Order;

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(iii)               with whom Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)               who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

(v)                that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or

(vi)               who is an Affiliate of a person or entity listed above.

(vii)              The term "Affiliate" as used in this clause (l) shall mean, as to any person or entity, any other person or entity that, directly or indirectly is in control of, controlled by, or is under common control with such person or entity or is a director or officer of such person or entity or of an Affiliate of such person or entity.  As used herein, the term "control" means the possession, directly of indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

No examination or investigation of the Property by or on behalf of the Buyer prior to the Closing shall in any way modify, affect, or diminish Seller's obligation under the representations, warranties, covenants, and agreements contained in this Agreement, provided that Buyer has notified Seller before Closing of any information that Buyer has acquired that indicates or discloses that a representation, warranty, covenant or agreement contained in this Agreement is not true and correct.

10.3    Continuation and Survival of Representations and Warranties.  All representations and warranties by the respective parties contained in this Article X  are intended to and shall remain true and correct as of the time of the Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property for a period of one (1) year following the Closing Date.

ARTICLE XI

POSSESSION

Possession of the Property shall be delivered to Buyer immediately following the Closing.

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ARTICLE XII

OPERATION OF THE PROPERTY

During the Escrow Period, Seller: (i) shall manage, maintain, operate, and service the Property consistent with Seller's presently existing standards, maintaining present services; (ii) shall keep the Property and every portion thereof in reasonably good working order and repair; (iii) shall maintain a sufficient inventory of supplies, materials, equipment and other personal property for the proper management, maintenance, operation and servicing of the Property; and (iv) shall not, except with Buyer's prior written consent (which consent shall not be unreasonably withheld or delayed by Buyer), approve, consent to, or otherwise permit any material change in the operations of the Property during the Escrow Period, including, without limitation:

(a)       any material alterations to the Improvements except as may be necessary in order to perform ordinary, scheduled maintenance;

(b)       cancellation of or material reduction in the amount or scope of coverage under any insurance currently maintained with respect to the Property;

(c)       cancellation or surrender of any existing Permit; and

(d)       any other material variation from Seller's ordinary course of business in connection with the Property.

ARTICLE XIII

LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

            13.1    Damage or Destruction.

                        (a)       Before the Closing, risk of loss with regard to the Properties shall be borne by Seller.  If, before the Closing, the Improvements or the Personal Property are destroyed or materially damaged, Buyer's rights and obligations with respect to the Properties shall be as follows:

                                    (i)         if the destruction or damage is an insured loss which involves a cost to repair and restore the Properties to its condition existing prior to such loss or damage equal to or less than $50,000.00 (the "Loss Threshold"), Buyer shall be obligated to proceed to close the transaction (subject to satisfaction of the other provisions hereof) and, if, but only if, Escrow actually closes, Buyer shall receive a credit against the Purchase Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under Seller's casualty insurance policy (provided, that Seller shall assign to Buyer all proceeds payable therefor under Seller's casualty insurance policy); or

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                                    (ii)        if the destruction or damage is an insured loss which involves a cost to repair and restore the Properties to its condition existing prior to such loss or damage which is greater than the Loss Threshold, Buyer shall have the option (which must be exercised by Buyer within fifteen (15) calendar days after Buyer's receipt of written notice from Seller advising of such destruction or damage and the fact that the cost to repair such damage or destruction is greater than the Loss Threshold), to terminate this Agreement or to proceed with the Closing and, if Buyer elects to proceed with Closing, Buyer shall receive a credit against the Purchase Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under Seller's casualty insurance policy (provided, that Seller shall assign to Buyer all proceeds payable therefor under Seller's casualty insurance policy).

                        (b)       If Buyer and Seller cannot agree as to the cost of repair, then the same shall be determined a licensed and bonded neutral General Contractor (who has had no personal or business relationship with either Seller or Buyer), with at least five (5) years of full time experience in the construction and/or reconstruction of properties similar to the Real Properties,  appointed by two (2) other licensed and bonded General Contractor nominated one (1) each by Seller and Buyer.  The expense of the neutral General Contractor shall be borne equally by Buyer and Seller.

                        (c)       If Buyer is obligated or elects to proceed to close the transaction under either subsection (a)(i) or (a)(ii) above, all casualty insurance proceeds from Seller's casualty insurance policy shall be assigned by Seller to Buyer at the Closing and forwarded to Buyer immediately upon receipt thereof by Seller.

                        (d)       If Buyer elects to terminate this Agreement under subsection (a)(ii) above, this Agreement shall become null and void and of no further force or effect as to all unperformed rights and obligations of the parties and, except as provided in Sections 5.3, 5.5, 15.2(b) and 15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason thereof, other than those rights and obligations that, by their terms, survive termination of this Agreement.  In the event of such termination, Escrow Holder is hereby instructed to return to Buyer the Deposit and to return any other documents or things to the party which deposited the same; and in such event  the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller.  Also, each party shall bear its own costs incurred hereunder.

            13.2    Condemnation.

                        (a)       If, before the Closing, all of the Properties shall be taken by condemnation or eminent domain, or by a sale in lieu thereof (all such takings being collectively referred to as "Condemnation") this Agreement shall become null and void and of no further force or effect as to all unperformed rights and obligations of the parties and, except as provided in Sections 5.3, 5.5, 15.2(b) and 15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement.  In the event of such termination, Escrow Holder is hereby instructed to return to Buyer the Deposit and all interest accrued thereon, and to return any other documents or things to the party which deposited the same; and in such event  the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller.  Also, each party shall bear its own costs incurred hereunder.

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                        (b)       If, before the Closing, (i) less than all of the Properties shall be taken by Condemnation, (ii) there is any Condemnation of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, or (iii) there is any change of grade of such street, road, highway or avenue, provided such Condemnation or change of grade results in a diminution in value of the Properties of more than the Loss Threshold, then Buyer, at Buyer's option, may terminate this Agreement.  If Buyer elects to terminate this Agreement under this subsection (b), this Agreement shall become null and void and of no further force or effect and, except as provided in Sections 5.3, 5.5, 15.2(b) and 15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement.  In the event of such termination, Escrow Holder is hereby instructed to return to Buyer the Deposit, and to return any other documents or things to the party which deposited the same; and in such event  the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller.  Also, each party shall bear its own costs incurred hereunder.

                        (c)        If Buyer and Seller cannot agree as to the diminution in value, then such diminution in value shall be determined by subtracting from the Purchase Price the fair market value of the Properties after the Condemnation or change of grade, as determined by neutral M.A.I. appraiser having had no previous business or personal relationship with Seller or Buyer, appointed by two (2) other M.A.I. appraisers nominated one (1) each by Seller and Buyer.  The expense of the appraiser shall be borne equally by Buyer and Seller.

                        (d)       If  this Agreement is not terminated in accordance with the foregoing, or if such Condemnation or change of grade  results in a diminution in value equal to or less than the Loss Threshold, Buyer shall accept title to the Properties remaining after such Condemnation and/or subject to such change of grade.  In such event, Buyer shall receive a credit against the cash portion of the Purchase Price in the amount of the diminution in value.

ARTICLE XIV

ENVIRONMENTAL RESPONSIBILITIES AND LIABILITIES

14.1    Seller represents and warrants to Buyer that Seller, during any period of time that Seller held title to or otherwise controlled the Property, has not caused or permitted any Hazardous Material to be brought upon, kept, or used in or about the Property by Seller, or to Seller's knowledge,  any of its agents, employees, contractors or invitees, except for Hazardous Materials which are necessary or convenient to the operation of the businesses currently operated on the Property and which at all times have been used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Property.  Seller shall indemnify, protect, defend and hold Buyer, and its assigns and transferees, and each of their respective representatives, employees, trustees, officers, directors and agents (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which Buyer or any other Indemnified Party may incur or suffer as a result of the inaccuracy of the foregoing representation and warranty.  The foregoing obligation of Seller to indemnify, protect, defend and hold Buyer and the other Indemnified Parties harmless includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration or other response work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present as a result of any action or inaction on the part of Seller, its agents, employees, contractors, invitees or tenants in any improvements on the Property or the soil or ground water on, under or adjacent to the Property.

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14.2    The provisions of this Article XIV shall survive the Closing for a period of one (1) year.

ARTICLE XV

MISCELLANEOUS

15.1    Notices.  Any communication, notice or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other reputable overnight delivery service, or by facsimile transmission:

If to Seller:                    M. D. Glover, Inc.
                                                            5 University Circle
                                                            Rancho Mirage, California  92270

Attention:        Malcolm Glover

Telephone No.:         (760) 341-1404
                                                            Facsimile No.:           (760) 341-1404

25.

With a copy to:            Robison, Belaustegui, Sharp & Low
                                                           71 Washington Street
                                                           Reno, Nevada  89503

                                   Attention:        F. DeArmond Sharp, Esq.

                                   Telephone No.:          (775) 329-3151
                                                           Facsimile No.:           (775) 329-7941

If to Buyer:                  Pro-Dex, Inc.
                                                           151 East Columbine Avenue
                                                           Santa Ana, California  92707

Attention:        Patrick Johnson
                                                            Telephone No.:          (714) 241-4411

Facsimile No.:           (714) 433-7200

With a copy to:             Jones Vargas
                                                            100 West Liberty Street, 12th Floor
                                                            Reno, Nevada   89501

Attention:        Dave Davis, Esq.

Telephone No.:         (775) 786-5000
                                                            Facsimile No.:           (775) 786-1177

Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express or other reputable overnight courier service, the date of delivery to the address of the person to receive such notice; or (c) if sent by facsimile transmission, on the Business Day transmitted to the person to receive such notice if sent by 5:00 p.m., Pacific time, on such Business Day, and the next Business Day if sent after 5:00 p.m., Pacific time, or on a day other than a Business Day.  Any notice sent by facsimile transmission must be confirmed by sending by Federal Express or other reputable overnight delivery service a copy of the notice sent by facsimile transmission.  Any party may change its address for notice by written notice given to the other at least five (5) calendar days before the effective date of such change in the manner provided in this Section 15.1.

15.2    Brokers and Finders.

(a)       Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with the proposed purchase and sale of the Property.

26.

(b)       In the event of a claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith: (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify, defend (using counsel reasonably satisfactory to Seller) and hold Seller harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, shall indemnify, defend (using counsel reasonably satisfactory to Buyer) and hold Buyer harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim.  The provisions of this subsection shall survive the termination of this Agreement or the Closing.

15.3    Successors and Assigns.  Seller may assign its rights and obligations hereunder.  Buyer's interest under this Agreement may be assigned to an affiliate of Buyer provided Buyer guarantees in writing to Seller the full performance by such affiliate of Buyer's obligations hereunder.  All other assignments of Buyer's interest shall be subject to the prior written consent of Seller, which consent shall not be withheld unreasonably.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, administrators and permitted successors and assigns.

15.4    Amendments.  This Agreement may be amended or modified only by a written instrument executed by both parties.

15.5    Interpretation.  Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other.  The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.  Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement.  As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

15.6    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

15.7    Merger of Prior Agreements.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written representations, warranties, statements, documents, understandings and agreements with respect thereto.

27.

15.8    Attorneys' Fees and Costs.  If either Buyer or Seller brings any suit or other proceeding with respect to the subject mater or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred.  The foregoing includes, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

15.9     Time of Essence.  Time is of the essence of this Agreement.

15.10  Confidentiality.  Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement and the contents of any environmental report prepared by or for Buyer in connection with this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party (which consent may be given or denied in the other party's sole and absolute discretion), except that Buyer is hereby authorized to prepare and issue a press release to the general public announcing its purchase of the Property at the Closing.   Otherwise, the confidentiality provisions of this Section 15.10 shall survive the Closing.

15.11  No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party make the waiver.

15.12  Further Acts.  Each party, at the request of the other, shall execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

15.13   Exhibits.  Exhibits A through E, inclusive, are attached hereto and incorporated herein by reference.

15.14  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.  Any signature page of any counterpart of this Agreement may be detached and reattached to any other counterpart of this Agreement.

15.15  No Intent To Benefit Third Parties.  Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy or benefit by reason of, any provision of this Agreement.

15.16  Performance Due On Day Other Than Business Day.  If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday or Holiday, the act in question may be performed on the next succeeding Business Day.

28.

15.17  Joint and Several Obligations.  If Buyer or Seller is comprised of more than one person or entity, then all persons or entities that comprise Buyer and Seller, as applicable, shall be jointly and severally liable for all the covenants, agreements, and obligations of Buyer or Seller, as the case may be, contained in this Agreement.

15.18  1031 Exchange.  Seller and/or Buyer may desire to effect a tax-deferred like kind exchange with respect to its sale or purchase, respectively, of the Property (in either case "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").  If either party elects to effect an Exchange (the "Exchangor"), then, subject to the terms and provisions of this Section, the other party (the "Non-Exchangor") shall reasonably cooperate with the Exchangor in effecting the Exchange; provided, however, in no event shall the Non-Exchangor be required to incur any additional delays, expenses or risk of ownership, title or conveyance in connection with such cooperation.  The Exchange will be structured by the Exchangor at its sole cost and expense such that the Non-Exchangor will have no obligation to acquire or enter into the chain of title to any property other than the Property.  The Non-Exchangor's sole obligation in connection with the Exchange shall be to review and execute certain documentation reasonably acceptable to the Non-Exchangor necessary to effectuate the Exchange in accordance with the foregoing and the applicable rules governing such exchanges.  The Non-Exchangor shall not by this Agreement or acquiescence to the Exchange have its rights under this Agreement modified or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the Exchangor that the exchange in fact complies with Section 1031 of the Code.  The Non-Exchangor hall have the right to review and approve any documents to be executed by the Non-Exchangor in connection with the Exchange, provided that the Non-Exchangor shall have no obligation to execute any documents or to undertake any action by which the Non-Exchangor would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement.  Neither the conveyance of title to the Property by the Exchangor's designated intermediary (if applicable) or the Exchange shall amend or modify the representations, warranties and covenants of the Exchangor to the Non-Exchangor under this Agreement or the survival thereof pursuant to this Agreement.  The Deed and all closing documents with respect to the Property shall run directly between the Non-Exchangor and the Exchangor.  The Closing shall not be extended as a result of the Exchange.  The Exchangor shall indemnify and hold the Non-Exchangor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees but excluding costs incurred to review the exchange documents) arising from the Exchange (other than what would have been applicable under this Agreement without the Exchange) which indemnification agreement shall expressly survive the Closing.  The Exchangor further acknowledges that the Exchange is at the request and initiation of the Exchangor, and the Non-Exchangor in no manner, expressly or implicitly, participated in or offered tax advice or planning to or for the benefit of the Exchangor.  The Exchangor is relying solely upon the advice and counsel of professionals of the Exchangor's choice in structuring, executing and consummating the Exchange.

29.

15.19  Survival of Obligations.  In addition to terms which by their express provision are to survive the Closing, all other terms and provisions which by their nature are to be performed or be applicable after the Closing shall survive the Closing.

15.20  As-Is Purchase.  Upon entering into this Agreement, Buyer represents and warrants that it has performed or will perform a full range of investigation and inspection of the Property, and will or has satisfied itself as to the condition of the Property and its suitability for the development purposes intended by Buyer.  Buyer acknowledges and agrees that Seller has made no representations or warranties with respect to the toxic or hazardous materials or other condition of the Property whatsoever except as expressly set forth otherwise in Section 10.2 or Article XIV above, and, otherwise, that Buyer=s purchase of the Property is "As Is" in its present state and condition, including, without limitation, as to toxic or hazardous materials, and that any and all improvements and utilities required within the perimeter of the Property and any and all improvements, utilities, and utility extensions outside of the perimeter of the Property required to serve the Property, and all costs and expenses thereof, shall be the sole responsibility of Buyer.  Except as above provided, in purchasing the Property Buyer is relying solely upon its own inspection and investigation of the Property, including, without limitation, as to toxic or hazardous materials contamination, and not upon any representation, warranty, statement, study, report, description, guideline, or other information or materials made or furnished by Seller or any of its officers, employees, agents, brokers, attorneys, or representatives, whether written or oral, express or implied, of any nature whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.

"Seller"

M. D. GLOVER, INC.,
a Nevada corporation

By:      /s/   M. D. GLOVER
            M. D. GLOVER
Its:      President

30.

"Buyer"

PRO-DEX, INC.,
a Colorado corporation

By:      /s/  PATRICK JOHNSON
            PATRICK JOHNSON
Its:      President

ACCEPTANCE OF ESCROW INSTRUCTIONS

The undersigned, as Escrow Holder in connection with the purchase and sale of the Property, hereby acknowledges the terms and conditions of the escrow instructions set forth in this Agreement and agrees to perform its obligations in connection therewith.

"ESCROW HOLDER"

By: ______________________________

Print Name: _______________________

Print Title: ________________________

31.

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

FORM OF DEED

[See Following Pages]

APN:____________________
WHEN RECORDED, MAIL TO:

GRANT, BARGAIN AND SALE DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _______________________________________________________, does hereby GRANT, BARGAIN and SELL to _____________________________________, (whose address is: __________________________________), the real property situate in the County of Carson City, State of Nevada, described in Exhibit A attached hereto and incorporated herein by this reference.

TOGETHER with the tenements, hereditaments and appurtenances, including easements and water rights, if any, thereto belonging or appertaining, and any reversions, remainders, rents, issues or profits thereof.

Assessor's Parcel No. ___________________.

DATED: this _____ day of _______________, 2006.

________________________________
                                                                                    ________________________________

By:______________________________

Its:_____________________________

1.

STATE OF NEVADA                       )
                                                          )ss.
COUNTY OF _____________        )

This instrument was acknowledged before me on _______________, 2006, by ________________________________, as ____________________________________ of __________________________________, a ________________________________.

                                                                                    Notary Public
                                                                                    My Commission Expires:

 2.

EXHIBIT C

FORM OF BILL OF SALE

[See Following Pages]

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________________________________________________ ("Transferor"), hereby sells, bargains, transfers, assigns, grants, delivers and conveys to __________________________________________________________ ("Transferee"), all of the personal property owned by Transferor and located on, or used in connection with, the real property located in the County of Carson City, State of Nevada, described in Exhibit A attached hereto and incorporated herein by this reference, including, without limitation, those items described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the "Personal Property").

TO HAVE AND TO HOLD the Personal Property, together with, all and singular, the rights and appurtenances thereto belonging to Transferee, its successors and assigns.

Transferor hereby covenants that it will, at any time and from time to time, following a written request therefor, execute and deliver to Transferee and its successors and assigns, any additional or confirmatory instruments and take such further acts as Transferee may reasonably request to evidence fully the conveyance contained herein.

DATED: this _____ day of _______________, 2006.

_________________________________
_________________________________

By:______________________________

Its:_____________________________

                        "Assignor"

EXHIBIT D

FORM OF CONTRACT ASSIGNMENT

[See Following Pages]

ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
PERMITS AND OTHER RIGHTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS AND OTHER RIGHTS (this "Assignment") is made as of this _____ day of _____________,2006, by _________________________________________________("Assignor"), and _______________________________________________________ ("Assignee").

R E C I T A L S :

A.        Assignor is a party to and presently has certain rights under those contracts more particularly described in Schedule 1 attached hereto and incorporated herein by this reference (collectively, the "Agreements"); and

B.        Pursuant that certain Purchase and Sale Agreement and Escrow Instructions, dated as of ___________, 2006 (the "Agreement"), by and between Assignor and Assignee, Assignee has agreed to purchase from Assignor all of Assignor's right, title and interest in and to the real property located in the County of Carson City, State of Nevada, described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"), together with all of Assignor's right, title, and interest in and to the Agreements.

NOW, THEREFORE, in order to carry out the terms of the Agreement, and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Assignment.  Assignor hereby assigns, transfers and conveys to Assignee, subject to the provisions of the Agreements, all of Assignor's right, title, and interest (if any) in and to the Agreements, all plans, drawings and specifications for the improvements located upon the Real Property, and all intangible property used or useful in connection with the Real Property or the improvements thereon to the extent assignable by Assignor, including, without limitation, all tradenames, approvals, variances, entitlements, contract rights, guarantees, licenses, permits, approvals and warranties.  The Agreements and the other property and rights assigned in this Section 1 are hereinafter collectively referred to as the "Contracts".

2.         Assumption.  Assignee hereby accepts such assignment of the Contracts and, in addition, (i) assumes and agrees to be bound by all of the terms of the Contracts, and (ii) agrees to keep, perform, fulfill, and observe all of the terms, covenants, obligations, agreements and conditions required to be kept, performed, fulfilled, and observed by Assignor under, or with respect to, the Contracts from and after the execution and delivery of this Assignment by Assignor and Assignee.

1

3.         Indemnification of Assignor.  Assignee hereby agrees to indemnify, defend, and hold Assignor harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly arising out of or based upon the failure of Assignee to keep, perform, fulfill, and observe all of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, or observed by Assignor under, or with respect to, the Contracts from and after the execution and delivery of this Assignment by Assignor and Assignee.

4.         Indemnification of Assignee.  Assignor hereby agrees to indemnify, defend, and hold Assignee harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly arising out of or based upon the failure of Assignor to keep, perform, fulfill, and observe all of the terms covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, or observed by Assignor under, or with respect to, the Contracts prior to the execution and delivery of this Assignment by Assignor and Assignee.

5.         Contract Payments.  All amounts payable by Assignor or to Assignor under or pursuant to the Contracts shall be prorated as between Assignor and Assignee pursuant to, and in accordance with, the terms of the Agreement.

6.         Further Assurances.  Assignor hereby covenants that it will, at any time and from time to time following a written request therefor, execute and deliver to Assignee and its successors and assigns, any additional or confirmatory instruments and take such further acts as Assignee may reasonably request to evidence fully the assignment contained herein.

7.         Appointment.  Assignor hereby irrevocably appoints Assignee and its successors and assigns, as the true and lawful attorney and agent of Assignor, in Assignor's name and stead, to enforce the provisions of the Contracts.

8.         Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

9.         Governing Law.  This Assignment shall be construed in accordance with and governed by the laws of the State of Nevada.

10.       Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

2

11.       Survival of Certain Provisions.  The provisions of Sections 2, 3, 4, 5, 6 and 7 hereof shall survive the execution and delivery of this Assignment by Assignor and Assignee and the assignment of the Contracts pursuant hereto.

_____________________________________
______________________________________

By:____________________________________

Its:___________________________________

"Assignor"

_____________________________________
______________________________________

By:__________________________________

Its:__________________________________

"Assignee"

3

EXHIBIT E

FORM OF SELLER'S NON-FOREIGN AFFIDAVIT

[See Following Pages]

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person, to inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by  __________________________________ __________________________________________________________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

1.         Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder);

2.         Transferor's U.S. taxpayer I.D. number is _________________; and

3.         Transferor's office address is ___________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

"Transferor"

______________________________________
______________________________________

By:____________________________________

Its:___________________________________

1.

STATE OF NEVADA           )

)ss.

COUNTY OF__________   )

This instrument was acknowledged before me on _______________, 2006, by ________________________________, as ____________________________________ of __________________________________, a _________________________________.

Notary Public

My Commission Expires:

2.